CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated July 7, 1997, in this Registration Statement (Form N-1A No. 2-40341) of The Dreyfus Third Century Fund, Inc.



                                               ERNST & YOUNG LLP

New York, New York
September 25, 1997